Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks [*****] denote such omission.

CONFIDENTIAL DOCUMENT
Exhibit 10.2

HUB SERVICES AGREEMENT

This HUB SERVICES AGREEMENT (“Agreement”), dated as of January 24, 2013 (the “Effective Date”), is entered into by and between DYAX CORP., a Delaware corporation with offices located at 55 Network Drive, Burlington, MA 01803 (“Dyax”), and US BIOSERVICES CORPORATION, a Delaware corporation, on behalf of itself and its subsidiaries IHS Acquisition XXX, Inc., Pharm Plus Acquisition, Inc., Ambulatory Pharmacy Services, Inc. and Specialty Pharmacy, Inc., all of which do business as US Bioservices, with its primary offices located at 3101 Gaylord Parkway, Frisco, Texas 75034 (collectively, “US Bio”).

WHEREAS, Dyax has developed the Product (as defined below);

WHEREAS, in the United States, Dyax has secured the regulatory approvals required in order to promote, market and sell the Product in the United States as a treatment for patients suffering acute attacks associated with the disease known as hereditary angioedema (“HAE”);

WHEREAS, US Bio is in the business of providing retail distribution services and specialty support services for pharmaceutical products; and

WHEREAS, Dyax wishes to engage US Bio to provide certain support services separate and distinct from those services associated with distribution services for the Product throughout the United States, and US Bio wishes to accept such engagement, all upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1
“Affiliate” shall mean any individual, corporation, partnership, association, or business that directly or indirectly through intermediaries, controls, is controlled by or is under common control with, a party. An ownership, voting or similar interest (including any right or option to obtain such an interest) representing more than 50% of the total interests then outstanding of the pertinent entity shall constitute “control” for the purposes of this definition.

1.2	“Applicable Laws” shall mean all applicable laws, rules, regulations in the Territory, including guidelines and guidances promulgated by governmental entities.

1.3	“FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

1.4	“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, 42 U.S.C. § 1320d, et seq., and the implementing regulations promulgated thereunder.

1.5	“Hub Services” shall have the meaning set forth in Section 3.1 below.

1.6
“Hub Services Database” shall mean the repository for all data collected and transferred under the File Transfer Agreement, Exhibit E and other Patient related data collected in performance of the Hub Services as described in Section 2 of Exhibit B.

1.7	“Patient” shall mean any person diagnosed with HAE.

1.8
“Product” shall mean Dyax’s proprietary plasma kallikrein inhibitor, known as internally as DX-88, generically as ecallantide and marketed under the trademark KALBITOR®, as more formally described on Exhibit A.

1.9
“REMS Program” shall mean the Risk Evaluation and Mitigation Program required to be implemented under Section 505-1 of the Federal Food, Drug and Cosmetic Act in connection with the regulatory approval of the Product by the FDA.

1.10	“SOPs” shall have the meaning set forth in Section 3.3.

1.11	“Statement of Work” shall have the meaning set forth in Section 3.1.

1.12	“Term” shall have the meaning set forth in Section 10.1.

1.13	“Territory” shall mean the 50 states of the United States of America, the District of Columbia and Puerto Rico.

2.           Engagement of US Bio.

2.1
Engagement.  Upon the terms and conditions set forth herein, Dyax hereby engages US Bio, on an exclusive basis during the Term to provide the Hub Services.  US Bio hereby accepts such engagement and shall provide the Hub Services in a professional and responsible manner and in accordance with the terms of this Agreement and all Applicable Laws.  US Bio shall not provide services similar to the Hub Services to any third party that manufactures, sells or promotes a competing product during the Term of this Agreement.  For the purposes of this Section 2.1 a “competing product” shall mean any therapy used in the treatment, prevention or cure of HAE.

2.2	Reserved Rights.

(a)
Except as expressly provided in this Agreement, no right, title or interest in or to Product or any patent, trade secret, trademark or any other intellectual property right of Dyax or its Affiliates is granted, whether express or implied, by Dyax to US Bio.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b)
Except as expressly provided in this Agreement, no right, title or interest in or to any patent, trade secret, trademark or any other intellectual property right of US Bio or its Affiliates is granted, whether express or implied, by US Bio to Dyax.  By way of clarification, all proprietary systems, databases and web-based applications, and any standard operating procedures, work rules, programming, software, routines, analytic tools, embedded logic or table structures associated therewith, that have been developed, maintained, utilized and improved by US Bio (or its Affiliates) in connection with this Agreement or the Hub Services are and will remain the property of US Bio (or its Affiliates).

2.3
Service Level Commitments.  The parties to this Agreement desire to define a mutually beneficial relationship between Dyax and US Bio in order to achieve Dyax’s goals of high Patient level Product availability and high quality Patient services in connection with the Product.  In order to achieve the stated goals, US Bio agrees to perform the Hub Services hereunder in accordance with the key performance indicators described in the Statements of Work attached hereto as Exhibit D and incorporated herein by this reference.

3.           Hub Services and Related US Bio Obligations.

3.1
Hub Services; Statement of Work.   US Bio shall provide certain support services relating to telephonic hotline support, referral intake, patient enrollment, access and reimbursement support, call triage, referral triage, and general patient support services  (collectively, the “Hub Services”).  The specific nature of such Hub Services, and any additional terms and conditions applicable to such Hub Services, shall be set forth in writing (each such writing, a “Statement of Work”).  The Statements of Work that have been agreed upon by the parties are attached hereto as Exhibit B.  Any changes to the existing Statements of Work or any new Statement of Work must be in writing and approved by both parties, and thereafter shall be considered an addendum to this Agreement.  All Hub Services performed under any Statement of Work shall be subject to all the terms and conditions set forth herein.

3.2
Data Reporting Services.  US Bio shall capture Patient information and other data and enter such Patient information into the Hub Services Database.  US Bio shall enter into the Hub Services Database all Patient information and other data in accordance with the File Transfer Agreement as set forth in Exhibit E.

3.3	REMS Program. US Bio shall perform the Hub Services and otherwise conduct all activities under this Agreement in accordance with the REMS Program and any additional policies Dyax implements and provides in writing to US Bio.

3.4
Standard Operating Procedures; Other Work Instructions.  US Bio shall conduct all Hub Services under this Agreement in accordance with Standard Operating Procedures (“SOPs”) and other Dyax-specific work instructions (“Dyax Instructions”) applicable to such activities, as established and agreed to by the parties from time to time.  The parties acknowledge and agree that the Hub Services SOPs and Dyax Instructions are the property of Dyax and to the extent that such Hub Services SOPs and Dyax Instructions are maintained by US Bio, then, upon termination or expiration of this Agreement or otherwise upon Dyax’s request, US Bio will deliver such SOPs and Dyax Instructions to Dyax.  Notwithstanding anything to the contrary contained in this Agreement or elsewhere, during the Term of this Agreement, the SOPs shall not include any of US Bio’s internal standard operating procedures or work instructions that are non-specific to Dyax and the Product, which are the confidential and proprietary property of US Bio and shall not be disclosed by Dyax to any third party without the consent of US Bio.  Dyax shall be permitted, upon its reasonable request, to review any of US Bio’s internal standard operating procedures or work instructions at US Bio’s facility.  Upon termination of this Agreement, any of US Bio’s internal standard operating procedures or work instructions in Dyax’s possession will be returned to US Bio or (at US Bio’s election) destroyed by Dyax, with Dyax providing US Bio with a written certification of destruction.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.5
No Subcontracting.  All obligations and services to be performed by US Bio under this Agreement shall be solely performed by US Bio and US Bio shall not outsource or subcontract any of its obligations hereunder without Dyax’s prior written consent.

3.6
Applicable Laws and Regulations.  US Bio shall conduct all activities under this Agreement in compliance with all Applicable Laws, including laws relating to the promotion of prescription medicines including the prohibition of off-label promotion, federal and state laws protecting the privacy of patient or prescriber identifiable information (including HIPAA), federal and state anti-kickback laws and regulations, and all applicable professional and industry standards and good business practices.  If Dyax reasonably determines that US Bio has conducted activities under this Agreement in a manner that could potentially compromise public health or safety, then Dyax may terminate this Agreement immediately, and whether or not Dyax terminates this Agreement, may pursue all other legal remedies available to it.  US Bio will provide Dyax with any information necessary to enable Dyax to comply with its reporting obligations under federal and state laws, including but not limited to state marketing disclosure laws and the federal “Sunshine Act.”

3.7
Program Meetings.  US Bio and Dyax shall have (i) weekly telephone conferences regarding the Services provided hereunder (ii) review meetings on a quarterly basis (“Quarterly Business Reviews”), unless otherwise agreed upon, at locations and times reasonably recommended by Dyax and agreed to by US Bio. From time to time Dyax will request designated US Bio representatives to attend and participate in scheduled program meetings related to Hub Services provided under the Agreement, including but not limited to, patient advisory boards, hub operations, and sales team meetings.

3.8
Approval of Written Materials.  All written materials and other items which US Bio intends to distribute to any third parties, including without limitation to patients, health care providers, the FDA or any other regulatory agency, in connection with or relating to the performance of the Hub Services must be pre-approved by Dyax in writing.  All internal training materials used by US Bio in connection with the performance of the Hub Services must be approved in writing in advance by Dyax.  It is expressly understood that US Bio will rely upon the materials and information provided by Dyax and its final written approval thereof.

3.9	Adverse Event Reporting.

(a)  In the event that an adverse experience, as that term is defined at 21C.F.R. § 600.80 (as such provision may be amended from time to time), with regard to the Product is reported to US Bio, US Bio shall ensure that all applicable safety and other relevant information relating to the Product that is obtained during the course of any interaction with patients, healthcare providers, or other individual, is communicated and maintained in accordance with Applicable Laws. US Bio shall notify Dyax of any adverse drug experiences with regard to the Product within three (3) business days after its first receipt; provided however, that any information relating to a serious adverse experience (SAE), as that term is defined at 21 C.F.R. § 600.80 (as such provision may be amended from time to time), shall be provided to Dyax within [*****] after its first receipt. US Bio shall also make all reasonable efforts to assist Dyax with any follow-up investigation necessary to comply with Applicable Laws with respect the reporting of adverse drug experiences relating to the Product; provided, that US Bio will not be responsible for reporting of any adverse events to the FDA. Dyax and US Bio will ensure that appropriate SOPs regarding adverse experiences are established, maintained and regularly reviewed to ensure compliance in accordance with the terms of this Agreement and Applicable Laws. Dyax and US Bio will ensure that all staff involved in these activities are appropriately trained and records of such training are maintained.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b) Any reports of other Product complaints (e.g., packaging irregularities, discoloration, improper labeling, adulteration) that are received by US Bio should be referred promptly to Dyax.

3.10
Government Inquiries.  If any governmental or regulatory authority (i) contacts US Bio with respect to the Hub Services, (ii) conducts, or gives notice of its intent to conduct, an inspection of US Bio related to the Product, (iii) takes, or gives notice of its intent to take, any other regulatory action alleging improper or inadequate practices with respect to any activity of US Bio, which would adversely affect the Hub Services, or (iv) serves upon US Bio a subpoena related to the Hub Services,  US Bio shall, to the extent legally permissible, notify Dyax within [*****] or sooner if necessary to permit Dyax to be present at, or otherwise participate in the inspection or government inquiry.   Unless otherwise prohibited by Applicable Law or the governmental or regulatory authority, Dyax shall have the right to be present at and to participate in any such governmental action with respect to the Hub Services, and US Bio shall provide Dyax with copies of all documentation issued by any governmental or regulatory authority and any proposed response thereto.

4.           Compensation for Hub Services.

Dyax will compensate US Bio for the Hub Services in accordance with the Fee Schedule set forth as Exhibit C.  For clarity, the fees shall be and remain in effect for the duration of the Term.  Within [*****] calendar days following the end of each calendar month during the term of this Agreement, US Bio shall provide a detailed invoice that specifically identifies the Hub Services conducted by US Bio during [*****].  Dyax shall notify US Bio of any disputed charges in writing within [*****] days following receipt of the invoice covering such charges.  In the absence of any such notice of dispute, all invoices shall be deemed to be correct and due in full within [*****] days following receipt of the invoice.  On all undisputed invoice balances exceeding [*****] days, Dyax shall pay interest equal to the lesser of (i) [*****]% per month and (ii) the maximum allowed by law.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

5.           Data, Records, Access and Audits.

5.1
Compliance.  US Bio and Dyax acknowledge and agree that Dyax is not a “covered entity” as defined by 45 C.F.R. §160.103, that US Bio is a “hybrid entity” as defined by HIPAA, and that the Hub Services are not “covered entity” functions.  Notwithstanding the foregoing, the parties shall comply with HIPAA and any laws relating to the identity of the Patient or prescriber to the extent applicable, and in any case, (i) shall not use or further disclose patient information created or obtained in the course of providing Hub Services under this Agreement for any purposes other than providing Hub Services under this Agreement; and (ii) shall institute reasonable administrative, physical, and technical safeguards to protect the privacy, security and integrity of such information.

5.2
Ownership and Use of Data.  Subject to Applicable Laws, with respect to the activity and other data generated in connection with the Hub Services (which shall be captured in the Hub Services database and reported to Dyax pursuant to this Agreement) (the “Data”), Dyax shall own and have the exclusive right to use all such Data (provided, that US Bio may use such Data to the extent required in its performance of the Hub Services or as otherwise necessary for internal business operations related to the Hub Services) and all such Data shall be deemed to be Dyax Confidential Information. For clarity, (a) US Bio shall not use any Data in connection with any specialty pharmacy services performed by US Bio or any of its Affiliates except to the extent necessary to perform the Specialty Pharmacy Services in accordance with the Specialty Pharmacy Services Agreement between US Bio and Dyax dated December 19, 2012, and, (b) US Bio shall provide any Data that relates to specialty pharmacy services provided by a third party only to those of its employees who have a need to know such information solely for providing the Hub Services hereunder; and (c) US Bio shall not disclose any Data to any of its or its Affiliates’ employees who perform specialty pharmacy services.

5.3
Records.  US Bio shall keep complete and accurate books and records pertaining to US Bio’s activities under this Agreement.  Such books and records shall be retained for at least [*****] years after the expiration or termination of this Agreement or for such longer period as may be required by Applicable Laws.

5.4
Access and Audits.  US Bio shall permit Dyax employees to access US Bio’s facilities at any mutually agreed upon time during normal business hours to oversee the operations pertaining to the Hub Services provided hereunder.  Dyax, at its expense, may perform, or have an independent third party auditor (subject to execution of a mutually agreeable nondisclosure agreement) perform, audits of the records maintained pursuant to Section 5.3 and may observe, or have an independent third party auditor observe, the performance by US Bio of its activities hereunder to ensure compliance with the terms of this Agreement.  Dyax shall provide US Bio with at least [*****] business days advance written notice of such audits, and shall conduct any audit during normal business hours in a manner that does not interfere with US Bio’s normal business operations.  US Bio shall make available relevant records that do not contain information pertaining to US Bio’s other clients or products and permit such observations.  Dyax and US Bio shall discuss the results of any such audits and US Bio shall implement all corrective measures reasonably requested by Dyax.  All audits shall be reasonable in time and scope.  Audits shall be conducted no more than once in any [*****] month period, except for cause.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

6.           Confidentiality.

6.1
Confidential Information.  All confidential, non-public documents and other information disclosed to a party by or on behalf of the other party pursuant to this Agreement, which includes but is not limited to information concerning prices and quantities purchased by any customer, Product information, pricing, fees and proposals, operating and sales data, information about processes, systems, strategic plans, business plans, financial information, processes (including SOPs), customer information, information concerning patients or physicians, methods, databases, technology (including software and all source code), and any analysis, compilation, or study, and any other information or materials prepared or derived from such information (collectively, “Confidential Information”), shall, subject to Sections 6.2 and 6.3, be held by the receiving party in strict confidence and not disclosed either directly or indirectly to any third party (other than Affiliates, advisors and consultants who have a need to know such information and who are subject to obligations of confidentiality at least as onerous as those set forth herein) and shall only be used for purposes of fulfilling the receiving party’s obligations, or exercising its rights, under this Agreement.   Notwithstanding the foregoing, all data and information owned by Dyax pursuant to Section 5.2 shall be the Confidential Information of Dyax and not US Bio, and regardless of the party that discloses such Confidential Information hereunder, Dyax shall be deemed the disclosing party, and US Bio shall be deemed the receiving party, with respect to such Confidential Information.  The terms and conditions of this Agreement and any amendments or addenda thereto shall be deemed the Confidential Information of each party.

6.2
Exclusions from Confidentiality.  Notwithstanding anything to the contrary in this Agreement, the receiving party shall have no liability to the disclosing party for the use or disclosure of any Confidential Information that the receiving party can establish by written documentation to:

(a)	have been publicly known prior to disclosure by the disclosing party of such information to the receiving party;

(b)	have become publicly known without fault on the part of the receiving party, subsequent to disclosure to the receiving party;

(c)	have been received by the receiving party at any time from a source, other than the disclosing party, lawfully having possession of and the right to disclose such information;

(d)	have been otherwise lawfully known by the receiving party prior to disclosure by the disclosing party to the receiving party of such information; or

(e)	have been independently developed by the receiving party without use of information disclosed by the Disclosing Party.

6.3
Required Disclosure.  A party receiving Confidential Information may disclose such Confidential Information if required to do so by a court (or other governmental agency or stock exchange of competent jurisdiction), any governmental body or as required under any Applicable Laws; provided that (i) the party required to disclose such Confidential Information provides prompt notice of such pending disclosure to the disclosing party so that the disclosing party can seek a protective order or to prevent such disclosure, and (ii) the party required to disclose such Confidential Information shall exercise reasonable efforts to ensure that the information is accorded confidential treatment by the court or other governmental agency or stock exchange.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

6.4	Survival of Confidentiality Obligations. The provisions of this Section 6 shall survive for a period of [*****] years following the expiration or termination of this Agreement.

6.5
Injunctive Relief.  Each party acknowledges that the failure by the receiving party to comply with any of the provisions of this Section 6 will result in irreparable injury and continuing damage to the disclosing party for which there will be no adequate remedy at law and that, in the event of a failure of the receiving party so to comply, the disclosing party shall be entitled to seek such preliminary and permanent injunctive relief as may be necessary to ensure compliance with all the provisions of this Section without having to prove actual damages or to post a bond.

7.           Use of Marks.

For the purposes of this Agreement, Dyax hereby grants to US Bio a non-exclusive, non-transferable, revocable license to use Dyax’s trademarks, trade names and service marks used and/or owned by Dyax with respect to the Product (collectively, the “Marks”).  The Marks shall be used by US Bio solely in connection with its activities conducted under this Agreement, in each case solely in accordance with the terms hereof.  The ownership of and goodwill in all Marks shall remain the sole and exclusive property of Dyax and inure exclusively to Dyax’s sole benefit, both during the Term and thereafter.  US Bio agrees that nothing in this Agreement shall give US Bio any right, title or interest in or to the Marks other than the right to use the same in the manner contemplated by this Agreement and only for so long as this Agreement is in force.

8.           Additional Representations, Warranties and Covenants.

8.1
Authorization.  Each party represents and warrants to the other party that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.  Furthermore, no approvals, consents, orders or authorizations of or designation, registration, declaration or filing with any governmental authority (within the Territory) is required for either party’s performance of its obligations under this Agreement, other than any approvals that have been obtained already or will be obtained in the ordinary course of the performance of such obligations.

8.2
No Other Agreements.  Each party represents and warrants to the other that this Agreement is not dependent on, and does not operate in conjunction with (either explicitly or implicitly), any other arrangement between Dyax and US Bio.

8.3	Hub Services; Service Fees. The parties mutually represent and warrant to each other that:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(a)
the service fees paid to US Bio in connection with the Hub Services are intended solely for payment for the Hub Services and  (i) are not intended in any way as remuneration for US Bio to use, purchase, or recommend any Dyax product or service, except as provided for in this Agreement,  (ii) represent the fair market value for the Hub Services based upon arms length negotiations, (iii) are bona fide service fees that do not constitute a discount or other form of compensation that must be included in Dyax’s reporting of pricing information for Product to the Centers for Medicare and Medicaid Services;

(b)
the service fees paid to US Bio in connection with the Hub Services are not intended in any way as payment related to a drug formulary or drug formulary activities and have not been negotiated or discussed between the parties in connection with any such drug formulary or formulary activities; and

(c)	the Hub Services do not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law.

8.4
Federal Programs. US Bio represents, warrants and covenants to Dyax that (a) neither US Bio nor any of its Affiliates that perform activities under this Agreement has been debarred or is subject to debarment pursuant to Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et. seq., as amended (the “Act”) or listed on either Excluded List (as defined herein), and (b) neither US Bio nor any of its Affiliates that perform activities under this Agreement will knowingly (after reasonable investigation) use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Act, or who is the subject of a conviction described in such section, or listed on either Excluded List.  US Bio shall inform Dyax in writing immediately if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the Act or listed on either Excluded List, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of US Bio’s knowledge, is threatened, relating to the debarment or conviction Section 306 of the Act, or listing on either Excluded List, of US Bio or any person performing services hereunder.  “Excluded Lists” means the Department of Health and Human Service’s List of Excluded Individuals/Entities and the General Services Administration’s Lists of Parties Excluded from Federal Procurement and Non-Procurement Programs.

8.5
No Other Warranties.  Except as expressly provided herein, neither party hereto makes any representations or warranties to the other party, express or implied, either in fact or by operation of law, by statute or otherwise, and each party specifically disclaims any express or implied representations and warranties of merchantability or fitness for a particular purpose.

9.           Liability, Indemnification and Insurance.

9.1	Remedies.

(a)	Generally. Rights and remedies under this Agreement are cumulative and in addition to any other available rights or remedies under any other agreement, at law or in equity.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b)
Equitable Relief.  If either party violates or threatens to violate any provision of this Agreement, the other party may suffer irreparable harm and its remedies at law may be inadequate.  Accordingly, the other party may seek equitable relief.

9.2	Indemnification.

(a)
Indemnification by US Bio.  US Bio shall indemnify, defend, and hold harmless Dyax and its Affiliates and its and their respective directors, officers, employees, representatives and agents and their respective successors, heirs and assigns (the “Dyax Indemnitees”) against any liability, damage, loss, penalty, fine or expense (including reasonable attorneys fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Dyax Indemnitees or any of them in connection with any claims, suits, demands, investigations, enforcement actions, or judgments, in each case initiated by a third party (including any governmental or regulatory agency) (collectively, “Third Party Claims”) which arise out of: (a) the gross negligence or willful misconduct of US Bio in connection with this Agreement; or (b) the breach of this Agreement by US Bio, in each case except for those Losses for which Dyax has an obligation to indemnify US Bio pursuant to Section 9.2(b), as to which Losses each party shall indemnify the other to the extent of its respective liability for such Losses.

(b)
Indemnification by Dyax.  Dyax shall indemnify, defend, and hold harmless US Bio and its Affiliates and its and their respective directors, officers, employees, representatives and agents and their respective successors, heirs and assigns (the “US Bio Indemnitees”) against any Losses incurred by or imposed upon US Bio Indemnitees or any of them in connection with any Third Party Claims which arise out of: (a) the negligence or willful misconduct of Dyax in connection with this Agreement; (b) the breach of this Agreement by Dyax; (c) any claims of patent, trademark, copyright or other infringement related to Products; or (d) the storage, handling, use, non-use, demonstration, consumption, ingestion, digestion, manufacture, production and assembly of Products, in each case except for those Losses for which US Bio has an obligation to indemnify Dyax pursuant to Section 9.2(a), as to which Losses each party shall indemnify the other to the extent of its respective liability for such Losses.

(c)
Indemnification Procedure.  A party that intends to claim indemnification under this Section 9.2 (the “Indemnitee”) shall:  (i) promptly notify the indemnifying party (the “Indemnitor”) in writing of any Third Party Claim in respect of which the Indemnitee or any of its Affiliates or any of their respective directors, officers, employees, representatives, agents or their respective successors, heirs or assigns intend to claim such indemnification hereunder; (ii) provide the Indemnitor sole control of the defense and/or settlement thereof with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee reserves the right to retain its own counsel to defend itself in, but not control the defense of, such suit, at its own expense, unless (a) the interests of the Indemnitee and the Indemnitor in the suit conflict in such a manner and to such extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnitee, in which case, the Indemnitor shall pay for one separate counsel chosen by the Indemnitee or (b) the Indemnitor shall not have employed attorneys reasonably satisfactory to the Indemnitee to defend any action within a reasonable time after notice of commencement of such action and (iii) provide the Indemnitor, at the Indemnitor’s request and expense, with reasonable assistance and full information with respect thereto.  Neither the Indemnitor nor the Indemnitee shall be responsible to or bound by any settlement made by the other without its prior written consent, which shall not be unreasonably withheld or delayed.  Without limiting the foregoing provisions of this Section 9.2(c), the Indemnitor shall keep the Indemnitee reasonably informed of the progress of any claim, suit or action under this Section 9.2 and the Indemnitee shall have the right to participate in any such claim, suit or proceeding with counsel of its choosing at its own expense, but the Indemnitor shall have the sole right to control the defense or settlement thereof in accordance with the terms of this Section 9.2(c).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

9.3	Limitation of Liability.

(a)
Neither party shall be liable to the other for special, exemplary, consequential, incidental (including lost or anticipated revenues or profits), indirect or punitive damages arising from the performance or nonperformance of such party under this Agreement whether such claim is based on contract, tort (including negligence) or otherwise, even if an authorized representative of such party is advised of the possibility or likelihood of same.

(b)
Notwithstanding the exclusions and limitations of liability set forth in Section 9.3(a) above, such exclusions and limitations shall not apply to: (i) either party’s indemnification obligations pursuant to Section 9.2; or (ii) either party’s breach of the party’s confidentiality obligations pursuant to Article 6.

9.4
Insurance Obligations.  Each party shall maintain sufficient insurance to cover its obligations hereunder.  Upon either party’s request, the other party shall provide evidence of coverage meeting the requirements of this Section.  Each party warrants that its assets are sufficient to cover any self-insurance liability it assumes under this Agreement.

10.        Term and Termination.

10.1
Term. Unless earlier terminated in accordance with the terms hereof, the term of this Agreement (the “Term”) shall (i) commence as of the Effective Date and will continue in effect for an initial period of [*****] years (the “Initial Term”), and (ii) automatically renew for subsequent periods of [*****] years (each, a “Renewal Term”), unless either party provides written notice to the other at least [*****] months prior to the end of the Initial Term or then-current Renewal Term that it  does not wish to renew.  The parties will work together in good faith to discuss and agree upon any appropriate fee adjustments at least [*****] months prior to expiration of the Initial Term (or any subsequent Renewal Terms).

10.2	Termination. In addition to any other provision of this Agreement providing for termination hereof, this Agreement may be terminated as follows:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(a)	Termination by Dyax For Convenience. Dyax may terminate this Agreement for convenience, without cause, upon [*****] months’ prior written notice of termination to US Bio.

(b)	Termination For Cause.
This Agreement may be terminated by either party on written termination notice to the other party in the event of any material breach of this Agreement by the other, which breach is not cured within [*****] calendar days after delivery of written notice by the non-breaching party specifying such breach and requiring cure.

(c)	Insolvency. This Agreement may be terminated by either party immediately upon written notice to the other party in the event of any of the following events:

(i)
the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of the other party’s debts, or the institution against the other party of any such proceedings that remain undismissed for [*****] days;

(ii)	the other party’s making an assignment for the benefit of its creditors; or

(iii)	the other party’s dissolution.

(d)	Supervening Illegality.

(i)
This Agreement shall terminate if both:  (A) as a result of the enactment of any new applicable federal or state law or regulation, or any change in any existing applicable federal or state law or regulation or any new interpretation of any applicable federal or state law or regulation by any legislative body, court or regulatory agency, the performance by a party of any material obligation under the Agreement would be rendered illegal or any material provision of the Agreement would be rendered invalid or unenforceable, and (B) the parties are unable to negotiate a mutually acceptable amendment to the Agreement pursuant to Section 10.2(d)(iii) below.

(ii)
The parties agree that the party affected by the new law or regulation or the change in law or regulation or the interpretation of a law or regulation shall use reasonable efforts to give the other party at least [*****] days prior written notice of the effective date of such new law, change, or interpretation.

(iii)
The parties agree that, notwithstanding the foregoing provisions of this Section, either party may, within [*****] business days of giving or receiving notice of the new law, change or interpretation, notify the other party of its wish to renegotiate the applicable terms of the Agreement (“Renegotiation Notice”), in which event the parties shall negotiate in good faith, for a period of [*****] days from delivery of the Renegotiation Notice, an amendment to the Agreement that addresses the portion of the Agreement rendered illegal, invalid or unenforceable by the new law, change or interpretation while preserving to the greatest extent possible the original intent of the Agreement.  If the parties successfully conclude such negotiations prior to the effective date of the new law, change or interpretation, the Agreement shall not terminate and shall be amended to reflect the negotiated terms.  If the parties are unable to successfully conclude such negotiations prior to the effective date of the new law, change or interpretation and such effective date is within the [*****] negotiation period, the Agreement shall be deemed amended to delete such portion rendered illegal, invalid, or unenforceable, such amendment to apply only with respect to the operation of the Agreement in the particular jurisdiction in which such portion is held to be illegal, invalid or unenforceable, and the remainder shall remain in full force and effect and enforceable in accordance with its terms.  In the event the parties are unable to successfully conclude such negotiations within the [*****] day negotiation period, the Agreement shall terminate at the end of the [*****] day negotiation period.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

10.3	Effect of Termination. Upon the expiration or earlier termination of this Agreement:

(a)
all Confidential Information received hereunder shall be returned to the disclosing party, or destroyed, at the disclosing party’s election (provided that the receiving party may retain one copy to the extent necessary to comply with any contractual or other legal obligations applicable thereto); and

(b)
unless terminated by US Bio pursuant to Section 10.2(b), for a period of [*****] months following such expiration or early termination, US Bio and its Affiliates shall provide commercially reasonable assistance in connection with Dyax’s transition of Hub Services to Dyax, its Affiliates or any third party selected by Dyax.  Dyax shall reimburse US Bio for its reasonable, documented out-of-pocket costs and expenses incurred with in connection with providing such transition services; provided that, in the event of a termination due to US Bio’s breach, neither the existence of this provision nor the fact of Dyax’s agreement to pay for such transition services shall in any way effect or limit Dyax’s rights or remedies with respect to such breach.

Termination of this Agreement shall not relieve either party of obligations incurred prior to termination.  The provisions of Sections 2.1, 5.2, 5.3, 5.4, 10.3, 12.1, 12.2, 12.5, 12.6, 12.7, 12.9, 12.10 12.11 and 12.12 and Articles 6, 9 and 11, together with any other provisions which by their express terms extend beyond the expiration or termination of this Agreement, shall survive any termination of this Agreement.

11.        Dispute Resolution.

11.1
Resolution by Executives.  Any dispute, controversy or claim initiated by either party arising out of, or resulting from the breach or alleged breach by either party of its obligations under this Agreement (other than bona fide third party actions or proceedings filed or instituted in an action or proceeding by a third party against a party to this Agreement), whether before or after termination of this Agreement, shall be in the first instance referred to the respective chief executive officers of the parties unless such dispute or claim must be filed to preserve a legal interest or injunctive relief is required.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

11.2
Arbitration.  If chief executive officers (or their representatives, it being agreed that the chief executive officer of either party may designate a representative, provided such representative is empowered with decision making in the dispute)  of the parties fail to resolve any dispute as provided in Section 11.1 within [*****] days, then such dispute shall be finally resolved by binding arbitration as follows:

(a)
Any dispute that might arise between the parties relating to or arising from this Agreement shall be settled by binding arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association (“AAA”), except where those rules conflict with this provision, in which case this provision controls. Arbitration shall be conducted before a single arbitrator selected from the AAA’s National Roster of Arbitrators, each of whom shall be a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction.  Each party shall have the right to meet and interview the potential arbitrator for no more than one hour each prior to the selection of an arbitrator.  The arbitration shall be held, and Dyax and US Bio irrevocably consent to arbitrate, in a mutually agreeable location.  The arbitration shall be conducted in English.  In rendering the award the arbitrator must apply the substantive law of the State of Delaware (except where that law conflicts with this clause); however, the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.  The arbitrator shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated.  Under no circumstances shall the arbitrator award damages in excess of or inconsistent with any limitations of liability contained in this Agreement.  Any court with jurisdiction shall enforce this clause and enter judgment on any award.  US Bio and Dyax will agree upon, within [*****] days after the arbitrator is selected or, if they fail to agree, the AAA will design, procedures that they will follow to assure that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrator.

(b)
The arbitration proceedings shall be confidential, and neither party shall publicize the nature of any dispute or the outcome of any arbitration proceedings except to the extent required by law, provided in such case the party required to make any disclosure informs the other party of such requirement to allow the other party to seek a protective order.  The arbitrator shall issue appropriate protective orders to safeguard each party’s Confidential Information.

(c)
Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, an injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.        Miscellaneous.

12.1
Relationship of Parties.  US Bio’s relationship with Dyax hereunder shall be that of independent contractor, and neither party shall be considered the agent of, partner of, employee or other member of the workforce of, or participant in a joint venture with, the other party.  Neither party shall have authority to bind the other party unless otherwise agreed to in writing by such parties.

12.2
Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Dyax:	Dyax Corp. 55 Network Drive Burlington, MA 01803 Attention: [*****] With a copy to [*****] Facsimile: [*****]

If to US Bio:	US Bioservices Corporation 3101 Gaylord Parkway Frisco, TX 75034 Attention: [*****] Facsimile: [*****]

with a copy to:

AmerisourceBergen Specialty Group 3101 Gaylord Parkway Frisco, TX 75034 Attention: [*****] Facsimile: [*****]

Either party may change its designated address, contact person and facsimile number by notice to the other party in the manner provided in this Section.

12.3
Assignment.  Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to any of its Affiliates or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement, with prompt written notice to the other party of any such assignment; provided that: (i) if such assignee is an Affiliate, the assignor shall responsible for and liable with respect to all assigned obligations and (ii) if such assignee is not an Affiliate, the assignee has net assets as of the end of its most recently completed fiscal year equal to or in excess of the net assets of the assignor as of the end of its most recently completed fiscal year, in each case as set forth in the audited balance sheet of the assignor and assignee.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.4
Force Majeure. Each party’s obligation under this Agreement will be excused to the extent any delay or nonperformance is caused by strikes or other labor disturbance, acts of God, war, or other conditions beyond the reasonable control of that party, but only during the duration of such condition.

12.5
Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.  To be valid, any waiver must be in writing.

12.6
Severability.  Subject to Section 10.2(d), in the event any provision of this Agreement should be held invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired and the parties shall use all reasonable efforts to replace the applicable provision with a valid, legal and enforceable provision which insofar as practical implements the original intent of such invalid, illegal or unenforceable provision, provided, however, that if the parties fail to reach such agreement within [*****], a party whose rights or obligations are materially adversely affected as a result of a provision being held invalid, illegal or unenforceable may terminate this Agreement.

12.7	Headings. All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any Article or Section hereof.

12.8	Successors and Assigns. This Agreement shall be binding on and shall benefit any and all successors, trustees, permitted assigns and other successors in interest of the parties.

12.9	Applicable Law; Disclaimer of Puerto Rico Law 75.

(a)	This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware (excluding the choice of law provisions thereof).

(b)
The parties expressly disclaim, to the fullest extent allowed by Applicable Laws, any application of the Puerto Rico Dealers Act, Law No. 75 of June 1964 (the “Dealers Act”) as amended, and the parties acknowledge that the Dealers Act shall not apply in the interpretation or enforcement of any of the rights and obligations of the parties hereto.

12.10
Contract Interpretation.  The parties have jointly negotiated this Agreement and, thus, neither this Agreement nor any provision will be interpreted for or against any party on the basis that it or its attorney drafted the Agreement or the provision at issue.   When this Agreement requires approval of one or more parties, such approval may not be unreasonably withheld or delayed.  Words, regardless of the number and gender specifically used, will be construed to include any other number, singular or plural, and any gender, masculine, feminine, or neuter, as the context requires.  “And” includes “or.”  “Or” is disjunctive but not necessarily exclusive.  “Including” means “including but not limited to.” Unless other specifically stated, the term “days” means calendar days.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.11
Entire Agreement; No Reliance.  Each of the parties agrees and acknowledges that this Agreement, including the attachments referred to herein, (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter of this Agreement, and (ii) is not intended to confer any rights or remedies, or impose any obligations, on any person other than the parties hereto.  Each of the parties expressly agrees and acknowledges that, other than those statements expressly set forth in this Agreement, it is not relying on any statement, whether oral or written, of any person or entity with respect to its entry into this Agreement or to the consummation of the transactions contemplated by this Agreement.

12.12
Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement are legal, valid and binding execution and delivery for all purposes.

[signature page to follow]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

US Bioservices Corporation		Dyax Corp.
By:	/s/Craig Miller	By:	/s/Gustav Christensen
Name:	Craig Miller	Name:	Gustav Christensen
Title:	President	Title:	President & CEO
2/13/2013

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

LIST OF EXHIBITS

EXHIBIT A –                                Product Description
EXHIBIT B –                                Statement of Work for Hub Services
EXHIBIT C –                                Fee Schedule
EXHIBIT D –                                Key Performance Metrics
EXHIBIT E –                                File Transfer Agreements

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT A
Product Description

Product Trade Name:	Kalbitor®
Generic Name:	ecallantide
NDC Number:	47783-101-01

Kalbitor is a recombinant protein with high affinity and high specificity for human plasma kallikrein and is used in the treatment of acute attacks of Hereditary Angioedema (HAE).

Kalbitor is temperature sensitive and must be stored and shipped at 2-8°C (36-42°F).

Kalbitor is packaged in a single carton containing three 1 mL vials and is administered through three subcutaneous injections.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT B
Statement of Work for Hub Services

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT C
Fee Schedule

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT D
Key Performance Metrics

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT E
File Transfer Agreements

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.